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                                                                EXHIBIT 23(a)



                        CONSENT OF INDEPENDENT AUDITORS




The Board of Directors
Getchell Gold Corporation:


We consent to incorporation by reference in the registration statement on Form S-3 of Getchell Gold Corporation of our report dated February 12, 1997, except as to Note 14, which is as of February 14, 1997, relating to the consolidated balance sheets of Getchell Gold Corporation and subsidiary as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity and cash flows for the year ended December 31, 1996, the six months ended December 31, 1995 and each of the years in the two-year period ended June 30, 1995, which report appears in the December 31, 1996 annual report on Form 10-K of Getchell Gold Corporation.

We also consent to the reference to our firm under the heading "Experts" in the registration statement.



                                                /s/ KPMG Peat Marwick LLP

                                                KPMG Peat Marwick LLP


Denver, Colorado
June 26, 1997